THIS WARRANT AND SHARES ISSUABLE ON EXERCISE OF THIS WARRANT MAY NOT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS BY REASON OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM UNDER SUCH ACT OR LAWS.


                                    WARRANT


No. W-2                                            Exercisable Only On or
                                                   after March 15, 1997 and
                                                   Before November 14, 2006


                                NEXTHEALTH, INC.


                  This certifies that, for value received, AP NH LLC, a Delaware limited liability company, or its registered assigns, is entitled to subscribe for and purchase, at any time and from time to time during the Effective Period, a number of shares of duly authorized, validly issued, fully paid and non-assessable Common Stock, including fractional shares, equal to the Initial Number of Shares at an initial exercise price of $1.50 per share, subject to adjustment as hereinafter provided, upon the terms and subject to the conditions hereinafter set forth.

     1. Definitions. For the purposes of this Warrant, the following terms have the following meanings:

                  "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Corporation after the date hereof other than (i) Common Stock issued to AP NH LLC or any Person controlling, controlled by or under common control with it, (iii) Common Stock issued upon conversion of the Corporation's Series A Preferred Stock or Series B Preferred Stock initially issued on or about the date hereof, and (ii) Common Stock issued upon exercise of options granted prior to the date hereof pursuant to the Corporation's Employee Stock Option Plan and Non-Employee Director Stock Option Plan.

                  "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are required by law to close.


C/M:  11926.0033 420384.3

                  "Common Stock" shall mean the Corporation's Common Stock, par value $0.01 per share, and, in the case of a reclassification, recapitalization or other similar change in such Common Stock or in the case of a consolidation or merger of the Corporation with or into another Person, such consideration to which a holder of a share of Common Stock would have been entitled upon the occurrence of such event.

                  "Common Stock Equivalent" shall mean any Convertible Security or warrant, option or other right to subscribe for or purchase any shares of Common Stock or any Convertible Security.

                  "Convertible Securities" shall mean evidences of indebtedness, shares of Stock or other securities which are or may be at any time convertible into or exchangeable for shares of Common Stock, including without limitation any shares of the Corporation's preferred stock which are convertible into or exchangeable for shares of Common Stock. The term "Convertible Security" shall mean one of the Convertible Securities.

                  "Corporation" shall mean NextHealth, Inc., a Delaware corporation, and its successors and assigns.

                  "Effective Period" shall mean the period beginning on March 15, 1997 at 9:00 a.m. Pacific/Mountain Standard Time and ending on November 12, 2006 at 5:00 p.m.
Pacific/Mountain Standard Time.

                  "Exercise Date" shall mean the date on which an exercising Holder has submitted to the Corporation this Warrant and the subscription form attached hereto as Exhibit A and, if applicable, has paid the exercise price as required by Section 3.3.1 hereof.

                  "Fair Market Value" of a share of Common Stock as of any date shall mean, as of any date, the average of the closing prices of Common Stock for the twenty (20) consecutive Trading Days next preceding the date five (5) days prior to the date in question.
The closing price for each day shall be:

                (i) the average of the closing sale price or, in the absence of a closing sale price, the highest bid and lowest asked prices of one share of Common Stock quoted in the NASDAQ National Market System or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted; or

               (ii) if not quoted as described in clause (i), the average of the highest bid and lowest offered quotations for one share of Common Stock as reported by the National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and offered quotations for Common Stock on at least five (5) of the twenty (20) consecutive

                                                      -2-
C/M:  11926.0033 420384.3

                           Trading Days next preceding the date five (5) days prior to the date in question; or

              (iii) if the Common Stock is listed or admitted for trading on any national securities exchange, the last sale price, or the closing bid price if no sale occurred, of one share of Common Stock on the principal securities exchange on which the Common Stock is listed or admitted for trading.

If none of the conditions set forth above is met, the closing price of one share of Common Stock on any day or the average of such closing prices for any period shall be the Fair Market Value of Common Stock for such day or period as determined by a member firm of the New York Stock Exchange selected by the Corporation and approved by the Holder. If the Corporation and the Holder are unable to agree on the selection of a member firm, then the issue of selection of a member firm shall be submitted to the American Arbitration Association.

                  "Holder" shall mean AP NH LLC, as the original registered holder of this Warrant, and any registered transferee of a Holder.

                  "Initial Number of Shares" shall initially mean Five Hundred Thousand (500,000) shares of Common Stock and thereafter such number of shares of Common Stock as shall result from the adjustments specified in Section 5 hereof.

                  "Person" shall mean an individual, a corporation, a partnership, a trust, an unincorporated organization, limited liability company, limited liability partnership, government organization or agency or political subdivision thereof, association, sole proprietorship or any other form of entity not specifically listed herein.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar Federal statute then in effect.

                  "Stock" shall include any and all shares, interests or other equivalents (however designated) of, or participations in, the capital stock of the Corporation of any class.

                  "Subsidiary" shall mean any corporation at least 50% of whose outstanding capital stock shall at the time be owned directly or indirectly by the Corporation or by one or more Subsidiaries or by the Corporation and one or more Subsidiaries.

                  "Trading Day" shall mean, with respect to the Common Stock:
(i) if the Common Stock is quoted on the NASDAQ National Market System, any similar system of automated dissemination or quotations of securities prices, or the National Quotation Bureau Incorporated, each day on which quotations may be made on such system; or (ii) if the

                                                      -3-
C/M:  11926.0033 420384.3

Common Stock is listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business; or (iii) if shares of the Common Stock are not quoted on any system or listed or admitted for trading on any securities exchange, a Business Day.

                  "Warrant" shall mean this Warrant.

                  "Warrant Price" shall initially mean $1.50 per share of Common Stock and thereafter such other prices as shall result from the adjustments specified in Section 5 hereof.

                  "Warrant Spread" as of any date shall mean the difference between (i) the Fair Market Value of a share of Common Stock as of that date and (ii) the Warrant Price.

         2. Duration. The right to exercise this Warrant to subscribe for and purchase shares of Common Stock represented hereby shall commence on date hereof and shall expire at the end of the Effective Period.

         3. Method of Exercise; Payment; Issuance of New Warrant; Transfer and Exchange.

         3.1 The purchase right represented by this Warrant may be exercised at any time during the Effective Period.

                  3.2 The Holder hereof may exercise this Warrant, in whole or in part, by delivery to the Corporation at its office at 1660 North Lago del Oro Parkway, Tucson, Arizona 85739, Attention: Chief Executive Officer (or such other address as the Corporation may specify to Holder from time to time), of
(i) a written notice of Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased, (ii) payment of the Warrant Price in the manner provided in Section 3.3 and (iii) this Warrant. Such notice shall be substantially in the form of the subscription form appearing at the end of this Warrant as Exhibit A, duly executed by Holder or its agent or attorney. In the event of any exercise of the rights represented by this Warrant, (i) certificates for the shares of Common Stock so purchased shall be dated the date of such exercise and delivered to the Holder hereof within a reasonable time, not exceeding 15 days after such exercise, and the Holder hereof shall be deemed for all purposes to be the Holder of the shares of Common Stock so purchased as of the date of such exercise, and (ii) unless this Warrant has expired, a new Warrant representing the number of shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder hereof within such time. Any such warrant shall be dated the date hereof and shall be identical with this Warrant except as to the number of shares of Common Stock issuable pursuant thereto.

                  3.3 Subject to the provisions of this Warrant, this Warrant may be exercised in the manner set forth in either Section 3.3.1 or Section
3.3.2 below:

                                                      -4-
C/M:  11926.0033 420384.3

                           3.3.1 Upon presentation to the Corporation at the
office specified in Section 3.2 of this Warrant with the subscription form appearing at the end of this Warrant as Exhibit A duly completed, indicating a cash exercise and signed by the Holder, and upon payment of an amount equal to the product of the Warrant Price and the number of shares of Common Stock to be purchased, by, at the option of Holder, (i) wire transfer to an account in a bank located in the United States designated for such purpose by the Corporation or (ii) certified or official bank check, the Corporation shall issue and cause to be delivered to or upon the written order of the Holder and in such name or names as Holder may designate, a certificate for the shares of Common Stock issued upon such exercise.

                           3.3.2 Upon presentation to the Corporation at the
office specified in Section 3.2 of this Warrant with the subscription form appearing at the end of this Warrant as Exhibit A duly completed, indicating a non-cash exercise and signed by the Holder, the Corporation shall issue and cause to be delivered to or upon the written order of the Holder and in such name or names as Holder may designate, a certificate for a number of shares of Common Stock equal to the result of dividing (i) the product of (A) the number of shares of Common Stock for which this Warrant may be exercised and (B) the Warrant Spread on the Exercise Date, by (ii) the Fair Market Value of a share of Common Stock on the Exercise Date.

                  3.4 Subject to compliance with Section 7 hereof, this Warrant may be transferred on the books of the Corporation by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant at the principal office of the Corporation, properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Subject to compliance with Section 7 hereof, this Warrant is exchangeable at the aforesaid principal office of the Corporation for warrants for the purchase of the same aggregate number of shares of Common Stock, each new warrant to represent the right to purchase such number of shares of Common Stock as the Holder hereof shall designate at the time of such exchange. All warrants issued on transfers or exchanges shall be dated the date hereof and shall be identical with this Warrant except as to the number of shares of Common Stock issuable pursuant hereto.

                  3.5 The Corporation will, at its own expense, from time to time take all action which may be necessary to obtain and keep effective any and all permits, consents, orders and approvals of governmental agencies and authorities which are or become required or necessary so that any Common Stock, immediately upon its issuance upon the exercise of this Warrant, will be listed on each securities exchange or listing or quotation services, if any, on which Common Stock of the Corporation is then listed.

         4.       Stock Fully Paid; Reservation of Shares.

                  4.1 The Corporation covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and non-assessable and free from all taxes, liens and charges with

                                                      -5-
C/M:  11926.0033 420384.3
respect to issuance. The Corporation further covenants and agrees that during the Exercise Period, the Corporation will at all times have authorized and reserved for the purpose of the issue upon exercise of this Warrant a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant. If the Warrant Price is at any time less than the par value of the Common Stock, the Corporation also covenants and agrees to cause to be taken such action (whether by decreasing the par value of the Common Stock, the conversion of the Common Stock from par value to no par value, or otherwise) as will permit the exercise of this Warrant and the issuance of the Common Stock without any additional payment by the Holder hereof (other than payment of the Warrant Price and applicable transfer taxes, if any), which Common Stock, upon such issuance, will be fully paid and non-assessable.

                  4.2 The Corporation shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder hereof against impairment. Without limiting the generality of the foregoing, the Corporation will (a) not increase the par value of any shares of Common Stock above the amount payable therefor upon the exercise of this Warrant immediately prior to such increase in par value and (b) take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock, free and clear of any liens, claims, encumbrances and restrictions (other than as provided herein) upon the exercise of this Warrant.

         5. Adjustment of Purchase Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the amount of the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events as follows:

                  5.1 Recapitalization, Reorganization, Reclassification, Consolidation or Merger. In case of any recapitalization or reorganization of the Corporation or any reclassification or change of outstanding Stock issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision of combination), or in case of any consolidation or merger of the Corporation with or into another corporation (other than a merger with another corporation in which the Corporation is the surviving corporation and which does not result in any reclassification or change (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) of outstanding Stock issuable upon exercise of this Warrant), the Holder of this Warrant shall be entitled to receive, upon exercise of this Warrant, the kind and the highest amount of shares of Stock, other securities, money and property receivable upon such recapitalization, reorganization, reclassification, change, consolidation or merger by a Holder of one share of

                                                      -6-
C/M:  11926.0033 420384.3

Common Stock as if this Warrant had been exercised immediately prior to such recapitalization, reorganization, reclassification, change, consolidation or merger. The provisions of this Section 5.1 shall similarly apply to successive recapitalizations, reorganizations, reclassifications, changes, consolidations and mergers.

                  5.2 Subdivision or Combination of Shares. If the Corporation, at any time while this Warrant is outstanding, shall subdivide or combine any class or classes of its Common Stock, the Warrant Price shall be proportionately reduced, in case of subdivision of shares, to reflect the increase in the total number of shares of Common Stock outstanding as a result of such subdivision, as at the effective date of such subdivision, or if the Corporation shall take a record of holders of any class or classes of its Common Stock for the purpose of so subdividing, as at the applicable record date, whichever is earlier, or shall be proportionately increased, in the case of combination of shares, to reflect the reduction in the total number of shares of Common Stock outstanding as a result of such combination, as at the effective date of such combination or, if the Corporation shall take a record of holders of any class or classes of its Common Stock for the purpose of so combining, as at the applicable record date, whichever is earlier.

                  5.3 Stock Dividends. If the Corporation, at any time while this Warrant is outstanding, shall pay a dividend in, or make any other distribution of, Common Stock, the Warrant Price shall be adjusted, as at the date the Corporation shall take a record of the holders of such class or classes of Common Stock, for the purpose of receiving such dividend or other distribution (or if no such record is taken, as at the date of such payment on other distribution), to that price determined by multiplying the Warrant Price in effect immediately prior to the record date (or if no such record is taken, then immediately prior to such payment or other distribution), by a fraction
(i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution (plus in the event that the Corporation paid cash for fractional shares, the number of additional shares which would have been outstanding had the Corporation issued fractional shares in connection with said dividends).

                  5.4 Issuance of Additional Shares of Common Stock. If the Corporation, at any time while this Warrant is outstanding, shall issue any Additional Shares of Common Stock (otherwise than as provided in the foregoing Sections 5.1 through 5.3), at a price per share less than the Warrant Price or without consideration, then the Warrant Price upon each such issuance shall be adjusted to that issuance price. The provisions of this Section 5.4 shall not apply under any of the circumstances for which an adjustment is provided in Sections 5.1, 5.2 or 5.3. No adjustment of the Warrant Price shall be made under this Section 5.4 upon the issuance of any Additional Shares of Common Stock which are issued pursuant to any Common Stock Equivalent if upon the issuance of such Common Stock Equivalent (a) any adjustment shall have been made pursuant to Section 5.5 or (b) no adjustment was required pursuant to
Section 5.5.

                                                      -7-
C/M:  11926.0033 420384.3

                  5.5 Issuance of Common Stock Equivalents. If the Corporation shall, at any time while this Warrant is outstanding, issue any Common Stock Equivalent, and the price per share for which Additional Shares of Common Stock may be issuable thereafter pursuant to such Common Stock Equivalent shall be less than the current Warrant Price then in effect, or if, after any such issuance of Common Stock Equivalents, the price per share for which Additional Shares of Common Stock may be issuable thereafter is amended, and such price as so amended shall be less than the current Warrant Price in effect at the time of such amendment, then the Warrant Price upon each such issuance or amendment shall be adjusted as provided in the first sentence of Section 5.4 on the basis that Additional Shares of Common Stock issuable pursuant to such Common Stock Equivalents shall be deemed to have been issued (whether or not such Common Stock Equivalents are actually then exercisable, convertible or exchangeable in whole or in part) as of the earlier of (a) the date on which the Corporation shall enter into a firm contract for the issuance of such Common Stock Equivalent, or (b) the date of actual issuance of such Common Stock Equivalent. No adjustment of the Warrant Price shall be made under this Section 5.5 upon the issuance of any Convertible Security which is issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any adjustment shall previously have been made in the Warrant Price then in effect upon the issuance of such warrants or other rights pursuant to this
Section 5.5.

                  5.6 Other Provisions Applicable to Adjustments Under this
Section 5. The following provisions shall be applicable to the making of adjustments in the Warrant Price hereinbefore provided in this Section 5:

                           5.6.1 Computation of Consideration. The
consideration received by the Corporation shall be deemed to be the following: to the extent that any Additional Shares of Common Stock or any Common Stock Equivalents shall be issued for a cash consideration, the consideration received by the Corporation therefor; or, if such Additional Shares of Common Stock or Common Stock Equivalents are offered by the Corporation for subscription, the subscription price; or, if such Additional Shares of Common Stock or Common Stock Equivalents are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends and without deduction of any compensation, discounts, commissions, or expenses paid or incurred by the Corporation for or in connection with the underwriting thereof or otherwise in connection with the issue thereof. The consideration for any Additional Shares of Common Stock issuable pursuant to any Common Stock Equivalents shall be the consideration received by the Corporation for issuing such Common Stock Equivalents, plus the additional consideration payable to the Corporation upon the exercise, conversion or exchange of such Common Stock Equivalents. In case of the issuance at any time of any Additional Shares of Common Stock or Common Stock Equivalents in payment or satisfaction of any dividend upon any class of Stock other than Common Stock, the Corporation shall be deemed to have received for such Additional Shares of Common Stock or Common Stock Equivalents a consideration equal to the amount of such dividend so paid or satisfied. In any case in which

                                                      -8-
C/M:  11926.0033 420384.3
the consideration to be received or paid shall be other than cash, the Board of Directors of the Corporation shall determine in good faith the fair market value of such consideration and promptly notify the Holder of its determination of the fair market value of such consideration prior to payment or accepting receipt thereof. If, within thirty (30) days after receipt of said notice, the Holder shall notify the Board of Directors of the Corporation in writing of its objection to such determination, a determination of fair market value of such consideration shall be made by an appraiser selected by the Corporation and approved by the Holder. If the Corporation and the Holder are unable to agree on the selection of an appraiser, the issue of selection of an appraiser shall be submitted to the American Arbitration Association.

                  5.6.2 Readjustment of Warrant Price. Upon the expiration of the right to convert, exchange or exercise any Common Stock Equivalent the issuance of which effected an adjustment in the Warrant Price, if such Common Stock Equivalent shall not have been converted, exercised or exchanged, the number of shares of Common Stock deemed to be issued and outstanding by reason of the fact that they were issuable upon conversion, exchange or exercise of any such Common Stock Equivalent shall no longer be computed as set forth above, and the Warrant Price shall forthwith be readjusted and thereafter be the price which it would have been (but reflecting any other adjustments in the Warrant Price made pursuant to the provisions of this Section 5 after the issuance of such Common Stock Equivalent) had the adjustment of the Warrant Price been made in accordance with the issuance or sale of the number of Additional Shares of Common Stock actually issued upon conversion, exchange or issuance of such Common Stock Equivalent and thereupon only the number of Additional Shares of Common Stock actually so issued shall be deemed to have been issued and only the consideration actually received by the Corporation (computed as in Section 5.6.1) shall be deemed to have been received by the Corporation.

         5.7 Treasury Shares. In making any adjustments in the Warrant Price hereinbefore provided in this Section 5, the number of shares of Common Stock at any time outstanding shall not include any shares thereof then directly or indirectly owned or held by or for the account of the Corporation or any of its Subsidiaries.

         5.8 Other Action Affecting Common Stock. In case after the date hereof the Corporation shall take any action affecting its Common Stock, other than an action described in any of the foregoing Sections 5.1 through 5.6, inclusive, and the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principals of this Section 5, then the Warrant Price shall be adjusted in such manner as the Board of Directors of the Corporation shall in good faith determine to be equitable in the circumstances.

         5.9 Adjustment of Number of Shares. Upon each adjustment in the Warrant Price pursuant to any provision of this Section 5, the number of shares of Common Stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of such shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price

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



immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter. If the Corporation shall be in default under any provision contained in the last sentence of Section 4.2 of this Warrant so that such shares, upon issuance, would not be validly issued under applicable law at the Warrant Price adjusted in accordance with this Section 5, the adjustment of shares provided in the foregoing sentence shall nonetheless be made and the Holder of this Warrant shall be entitled to purchase such greater number of shares at the lowest price at which such shares may be validly issued under applicable law. Such exercise shall not constitute a waiver of any claim arising against the Corporation by reason of its default under Section 4.2 of this Warrant.

         6. Notice of Adjustments. Whenever the Warrant Price or number of shares of Common Stock purchasable upon exercise of this Warrant shall be adjusted pursuant to Section 5 hereof, the Corporation shall cause the independent accounting firm then regularly engaged by it to report on its financial statements to prepare and execute a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Corporation made any determination hereunder), and the Warrant Price and number of shares of Common Stock purchasable hereunder after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by first class mail postage prepaid) to the Holder of this Warrant promptly after each adjustment.

         7. Restrictions on Transferability. The Warrant and the Common Stock issued upon exercise of the Warrant shall not be transferred, hypothecated or assigned before satisfaction of the conditions specified in this Section 7 (unless transferred or assigned pursuant to Section 8), which conditions are intended to ensure compliance with the provisions of the Securities Act and state securities or "blue sky" laws with respect to the transfer, hypothecation or assignment of any Warrant or Common Stock issued upon exercise of any Warrant. Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Section 7.

                  Prior to any transfer, hypothecation or assignment or attempted transfer, hypothecation or assignment of the Warrant or any Common Stock issued upon exercise of the Warrant, the Holder of such Warrant or Common Stock shall give ten (10) days prior written notice (a "Transfer Notice") to the Corporation of such Holder's intention to effect such transfer, hypothecation or assignment, describing the manner and circumstances of the proposed transfer, hypothecation or assignment, and provide the Corporation with a written opinion of counsel addressed to the Corporation that the proposed transfer, hypothecation or assignment of the Warrant or such Common Stock may be effected without registration under the Securities Act and applicable state securities or "blue sky" laws. After receipt of the Transfer Notice and written opinion, the Corporation shall, within five (5) days thereof, so notify the Holder of the Warrant or such Common Stock in writing and such Holder shall thereupon be entitled to transfer, hypothecate or assign the Warrant or Common Stock, in accordance with the terms of the Transfer Notice. The Holder of the Warrant or such Common Stock, as the case may be, giving the Transfer Notice shall not be entitled to

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



transfer the Warrant or such Common Stock until receipt of notice from the Corporation under this Section 7.2.

         8. Registration Rights. The Holder of this Warrant shall be entitled to the rights, privileges and benefits set forth in the Registration and Pre-Emptive Rights Agreement dated as of the date hereof between the initial Holder of this Warrant and the Corporation.

         9. Amendment and Waiver. Any term, covenant, agreement or condition in this Warrant may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument or written instruments executed by the Corporation and the Holder.

         10. Governing Law. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE).

         11. Replacement. On receipt of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement or bond reasonably satisfactory in form and amount to the Corporation or, in the case of mutilation, on surrender and cancellation of this Warrant, the Corporation, at its expense, will execute and deliver in lieu of this Warrant, a new warrant of like tenor.

         12. Specific Performance. The Holder shall have the right to specific performance by the Corporation of the provisions of this Warrant. The Corporation hereby irrevocably waives, to the extent that it may do so under applicable law, any defense based on the adequacy of a remedy at law which may be asserted as a bar to the remedy of specific performance in any action brought against the Corporation for specific performance of this Warrant by the Holder.


Dated:  November __, 1996                   NEXTHEALTH, INC.



Attest:                                     By:________________________
                                               Name:
                                               Title:
-------------------------
    Secretary

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



                                                                      EXHIBIT A

                               SUBSCRIPTION FORM

                 [To be executed only upon exercise of Warrant]


                              Cash Exercise Method

                  The undersigned registered owner of the attached Warrant irrevocably exercises, by the Cash Exercise Method in accordance with Section
3.3.1 of the Warrant, the attached Warrant for the purchase of ________ shares of Common Stock, $0.01 par value, of NextHealth, Inc. and herewith makes payment therefor, to the order of the Corporation in the amount of $_________________ as payment of the Exercise Price in accordance with the terms set forth in Section 3.3.1.


                            Non-cash Exercise Method

                  The undersigned registered owner of the attached Warrant irrevocably exercises, by the Non-cash Exercise Method in accordance with
Section 3.3.2 of the Warrant, the attached Warrant for the purchase of _______ shares of Common Stock, $0.01 par value, of NextHealth, Inc., calculated as follows:

     (a) Number of shares of Common Stock for which the Warrant may be exercised: _____________________

     (b)      The Warrant Spread on the Exercise Date:  __________________

     (c)      The Fair Market Value of a share of Common Stock on the Exercise
              Date:  _____________________________

     (d) Number of shares of Common Stock to be purchased (line (a) times line (b) divided by line (c)): _________________________________


                             Issuance Instructions

                  The undersigned requests that a certificate for such Common Stock be registered in the name of _______________________________________________ whose address is
___________________________________________________________________ and that such certificate be delivered to ____________________________________ whose address is ___________________________________________________________________.
If such number of shares of Common Stock is less than all of the shares of Common Stock

C/M:  11926.0033 420384.3
which may be purchased upon the exercise of the Warrant, the undersigned hereby requests that a new Warrant representing the remaining balance of this Warrant be registered in the name of __________________________________________________
whose address is ___________________________________________________________ and
that such Warrant be delivered to _______________________________________ whose address is ________________________________________________________.


                                         --------------------------------
                                         Name of Registered Owner


                                         --------------------------------
                                         Signature of Registered Owner

                                         --------------------------------

                                         --------------------------------
                                         Address

                                         --------------------------------
                                         Federal ID Number




C/M:  11926.0033 420384.3